Exhibit 10.3
THIRD AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT
     This Third Amendment to Third Amended and Restated Credit Agreement (this “Third Amendment”) dated as of July 31, 2007, is by and among PARALLEL PETROLEUM CORPORATION, a Delaware corporation, individually and as successor by merger to Parallel, L.P. and Parallel, L.L.C. (“Borrower”), and CITIBANK, N.A., successor by merger to Citibank Texas, N.A., BNP PARIBAS, WESTERN NATIONAL BANK, COMPASS BANK, COMERICA BANK, BANK OF SCOTLAND and FORTIS CAPITAL CORP. (collectively, “Lenders”), and CITIBANK, N.A., as Joint Lead Arranger and as Administrative Agent (“Agent”) and BNP PARIBAS, as Joint Lead Arranger and as Syndication Agent.
RECITALS:
     WHEREAS, Borrower and Lenders in the capacities stated above, entered into that certain Third Amended and Restated Credit Agreement dated as of December 23, 2005, as amended by First Amendment to Third Amended and Restated Credit Agreement and Consent dated August 18, 2006 and by Second Amendment to Third Amended and Restated Credit Agreement dated July 10, 2007 (the “Credit Agreement”);
     WHEREAS, on July 12, 2007, Parallel, L.P. and Parallel, L.L.C. merged with and into Borrower; and
     WHEREAS, Borrower and Lenders desire to amend the Credit Agreement in certain respects in connection with the issuance by Borrower of certain senior unsecured notes under that certain Indenture dated July 31, 2007, between Borrower, as Issuer, and Wells Fargo Bank, National Association, as Trustee.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:
Agreement
     Section 1. Definitions. Except as otherwise expressly provided herein, all terms defined in the Credit Agreement shall have the same meanings herein.
     Section 2. Deleted Definitions. The defined terms “Intercreditor Agreement,” “Subordinated Debt,” “Subordinated Loan Agreement,” and “Subordinated Notes” are hereby deleted from Section 1 of the Credit Agreement.

     Section 3. New Definitions. Section 1 of the Credit Agreement is hereby amended to include the following additional defined terms in their appropriate alphabetical order:
     (a) Indenture means that certain Indenture dated as of July 31, 2007, between Borrower, as Issuer, and Wells Fargo Bank, National Association, as Trustee, as the same may be amended, modified or restated from time to time.
     (b) Senior Unsecured Debt means all obligations owed by Borrower pursuant to the Indenture, the Senior Unsecured Notes or any related document or instrument, as the same may be amended, modified or restated from time to time.
     (c) Senior Unsecured Notes means the Senior Unsecured Notes issued by Borrower pursuant to the Indenture, as the same may be renewed, extended, modified or amended from time to time.
     Section 4. Amendment to Definition of Consolidated Current Liabilities. The definition of “Consolidated Current Liabilities” in Section 1 of the Credit Agreement is hereby amended in its entirety to read as follows:
     Consolidated Current Liabilities means the total of consolidated current obligations as determined in accordance with GAAP, excluding therefrom, as of any date, current maturities due on the Loans and the Senior Unsecured Notes, and excluding the after-tax net effect of any non-recurring non-cash charges after March 31, 2007, under Financial Accounting Standards Boards Statement No. 133, as amended, supplemented or modified from time to time.
     Section 5. Amendment to Definition of Permitted Liens. Item (xii) in the definition of “Permitted Liens” in Section 1 of the Credit Agreement reading “(xii) Liens securing the Subordinated Debt,” is hereby deleted from the definition of “Permitted Liens” in Section 1 of the Credit Agreement.
     Section 6. Amendment to Affirmative Covenant Regarding Prepayments with Asset Sales Proceeds. Section 12(r) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (r) Sale of Certain Assets/Prepayment of Proceeds. Borrower will immediately pay over to the Agent for the ratable benefit of the Lenders as a prepayment of principal on the Notes and a reduction of the Borrowing Base, an amount equal to 100% of the net proceeds received by Borrower from the sale of Oil and Gas Properties, which sale has been approved in advance by the Lenders. Any such prepayment of principal on the Notes required by this Section 12(r) shall not be in lieu of, but shall be in addition to, any mandatory prepayment of principal required to be paid pursuant to Section 9(b) hereof.
     Section 7. Amendment to Affirmative Covenant Regarding Delivery of Information. Section 12(x) of the Credit Agreement is hereby amended in its entirety to read as follows:

     (x) Indenture. Borrower will furnish to Agent copies of all documents, instruments, notices, reports, certificates or other items which are furnished to or received from the trustee pursuant to the terms of the Indenture or pursuant to any document executed in connection with the Indenture, at the same time as the same are furnished to or received from the trustee pursuant to the terms of the Indenture or any such other document (except to the extent a copy of any such item has previously been furnished to Agent).
     Section 8. Amendment to Negative Pledge Covenant. Section 13(a)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:
          (ii) sell, lease, transfer or otherwise dispose of, in any fiscal year, any of its respective assets except for (A) sales of extracted petroleum hydrocarbons made in the ordinary course of Borrower’s oil and gas business, (B) to the extent not otherwise forbidden under the Security Instruments, equipment that is worthless or obsolete or which is replaced by equipment of equal suitability in value, and interests in oil and gas leases, or portions thereof, so long as no well situated on any such lease or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of production oil, gas or other hydrocarbons or minerals in commercial quantities, and (C) transfers to Borrower or any Subsidiary.
     Section 9. Amendment to Funded Debt Ratio Covenant. Section 13(c) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (c) Funded Debt Ratio. Borrower will not allow its ratio of Consolidated Funded Debt to Consolidated EBITDA to exceed (i) 4.25 to 1.00 during the year 2007, (ii) 4.00 to 1.00 during the year 2008, or (iii) 3.50 to 1.00 during the year 2009 and thereafter during the term hereof. This ratio shall be calculated at the end of each fiscal quarter of Borrower using the results of the twelve-month period immediately preceding the end of each such fiscal quarter.
     Section 10. Amendment to Debt Covenant. Section 13(f)(v) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (v) the Senior Unsecured Debt, not to exceed an aggregate principal amount of $150,000,000 outstanding at any time; or

     Section 11. Amendment to Dividend and Distributions Covenant. Section 13(g) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (g) Dividend and Distributions. Borrower will not, and will not permit any Subsidiary to, declare, pay or make any loans, advances, dividends or distributions of any kind to its stockholders or other equity owners, or make any other distribution on account of, or purchase, acquired or redeem or retire any stock or other security issued by it, except that (i) Borrower’s Subsidiaries may declare, pay or make dividends or distributions to Borrower, and (ii) Borrower may use “Excess Proceeds” (as defined in the Indenture) to offer to purchase Senior Unsecured Notes, but only to the extent required by Section 4.7(c) of the Indenture.
     Section 12. Amendment to Loans and Advances Covenant. Section 13(h)(iv) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (iv) loans or advances to Borrower or any Subsidiary.
     Section 13. Amendment to Investment Covenant. Section 13(m)(iv) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (iv) investments in Borrower or in any Subsidiary.
     Section 14. Amendment to Other Debt Covenant. Section 13(r) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (r) Senior Unsecured Debt. Borrower will not (i) amend or enter into any agreement to amend or otherwise change the Indenture or any agreement or instrument executed in connection therewith; (ii) fail to comply in any material respect with the provisions of the Indenture; or (iii) except as specifically required by the Indenture, make any prepayment of amounts owing under the Senior Unsecured Notes.
     Section 15. Events of Default. Section 14(o) of the Credit Agreement is hereby deleted from the Credit Agreement and Section 14(n) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (n) an Event of Default (as defined therein) shall occur under the terms of the Indenture or under any document or instrument executed in connection therewith.
     Section 16. Interest Rate Swaps. As a result of the reduction of the indebtedness of Borrower to Lenders and the repayment of all of the Subordinated Debt in connection with Borrower’s use of the net proceeds from the issuance of the Senior Unsecured Notes, a portion of Borrower’s existing interest rate swaps (the “Interest Rate Swaps”) have become speculative in nature. Lenders have requested, and Borrower covenants and agrees with Lenders that from and after December 31, 2007, Borrower will not allow the Interest Rate Swaps to continue to exist to the extent the same are speculative in nature. The failure of Borrower to comply with the foregoing covenant shall constitute an Event of Default under the Credit Agreement.
     Section 17. Redetermination of Borrowing Base. In accordance with Section 7(c) of the Credit Agreement, an unscheduled redetermination of the Borrowing Base has been made by Lenders. Pursuant to Section 7(c) of the Credit Agreement, Agent hereby notifies Borrower that Lenders have redetermined the Borrowing Base and, effective as of the date of this Third Amendment, the redetermined Borrowing Base is $150,000,000. The amount of the new Borrowing Base shall be subject to redetermination as provided in the Credit Agreement. The next scheduled semi-annual determination of the Borrowing Base by Lenders pursuant to the Credit Agreement shall be on or about October 1, 2007.
     Section 18. Representations and Warranties of Borrower. Borrower represents and warrants to Lenders as follows:
          (a) The representations and warranties contained in Section 10 of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which remain true and correct as of such date).
          (b) No Event of Default or Default has occurred and is continuing under the Credit Agreement.
          (c) The execution, delivery and performance by Borrower of this Third Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provisions of applicable law or any material agreement binding upon Borrower or its Subsidiaries or result in the creation or imposition of any Lien upon any of the assets of Borrower or its Subsidiaries, except Permitted Liens.
          (d) This Third Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
     Section 19. Conditions Precedent. This Third Amendment shall be effective as of the date upon which all of the following conditions have been satisfied:
          (a) Agent shall have received counterparts of this Third Amendment duly executed by Borrower and Lenders;
          (b) Borrower shall have received the net proceeds from the senior unsecured debt offering under the Indenture and applied the same first toward repayment of all of the

Subordinated Debt and then toward repayment of the Revolving Loans under the Credit Agreement;
          (c) Borrower shall have received and provided to Agent (i) copies of the Subordinated Notes marked “PAID”, and (ii) releases of all Liens securing the Subordinated Debt, or arrangements therefor satisfactory to Agent shall have been made;
          (d) Agent shall have received a copy of the final offering circular in connection with the Indenture and an executed copy of the Indenture;
          (e) Agent shall have received from Borrower for the ratable benefit of Lenders an amendment fee in the amount of $200,000; and
          (f) Agent shall have received any other documents, certificates and opinions in connection with this Third Amendment that may be requested by Agent, in form and substance satisfactory to Agent.
     Section 20. Ratification of Credit Agreement and Other Loan Documents. Except as expressly amended hereby, the Credit Agreement and all of the other Loan Documents are and shall be unchanged and all of the terms, provisions, covenants, conditions, schedules and exhibits thereof shall remain and continue in full force and effect and are hereby ratified and confirmed by Borrower and Lenders as of the date of this Third Amendment as if the Credit Agreement and the other Loan Documents were executed by Borrower and the other parties thereto as of the date of this Third Amendment. The amendments contemplated hereby shall not limit or impair any Liens securing the Loans, each of which are hereby ratified, affirmed and extended to secure the Loans as they may be increased pursuant hereto.
     Section 21. No Waiver. Neither the execution by Lenders of this Third Amendment nor anything contained herein shall in anywise be construed or operate as a waiver by Lenders of any Default of Event of Default (whether now existing or that may occur hereafter) or of any of Lenders’ or Agent’s rights under the Credit Agreement as amended hereby or under any of the other Loan Documents.
     Section 22. Miscellaneous.
     22.1 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to the Agent incurred by the Agent in connection with the preparation, negotiation and execution of this Third Amendment and all related documents.
     22.2 Multiple Counterparts. This Third Amendment may be executed in a number of identical separate counterparts (including by facsimile transmission), each of which for all purposes is to be deemed an original but all of which shall constitute, collectively, one agreement. No party to this Third Amendment shall be bound hereby until a counterpart of this Third Amendment has been executed by all parties hereto.

     22.3 Reference to Agreement. Each of the Loan Documents is hereby amended so that any reference in the Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
     22.4 Governing Law. This Third Amendment is being executed and delivered, and is intended to be performed, in Midland, Midland County, Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Third Amendment and all other documents and instruments referred to herein, unless otherwise specified therein.
     22.5 Plural and Singular Forms. The definitions given to terms defined hereby shall be equally applicable to both the singular and plural forms of such terms.
     22.6 Final Agreement. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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     IN WITNESS THEREOF, Borrower and Lenders have caused this Third Amendment to be duly executed as of the day and year first above written.

BORROWER:	PARALLEL PETROLEUM CORPORATION,
a Delaware corporation

	By:	/s/ Steve D. Foster

Steven D. Foster
Chief Financial Officer

LENDERS:	CITIBANK, N.A. a national banking association,
as Joint Lead Arranger and Administrative Agent
and as a Lender

	By:	/s/ Frank K. Stowers

Frank K. Stowers
Vice President
[SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT]

BNP PARIBAS, as Joint Lead Arranger and
Syndication Agent and as a Lender

By:	/s/ Russell Otts

Name:	Russell Otts

Title:	Vice President

By:	/s/ Robert Long

Name:	Robert Long

Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT]

WESTERN NATIONAL BANK, as a Lender
By:	/s/ Wesley D. Bownds
Wesley D. Bownds President

[SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT]

COMPASS BANK,
as a Lender

By:	/s/ Kathleen J. Bowen

Name:	Kathleen J. Bowen

Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT]

COMERICA BANK,
as a Lender

By:	/s/ Rebecca Wilson

Name:	Rebecca L. Wilson

Title:	Assistant Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF SCOTLAND,
as a Lender

By:	/s/ Percy Ngai

Name:	Percy Ngai

Title:	Assistant Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT]

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ David Montgomery

Name:	David Montgomery

Title:	Senior Vice President

By:	/s/ Darrell Holley

Name:	Darrell Holley

Title:	Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT]